Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Fifth Amendment”), dated as of September 17, 2018 among American Airlines, Inc., a Delaware corporation (the “Borrower”), American Airlines Group Inc., a Delaware corporation (the “Parent” or the “Guarantor”), the lenders party hereto and Citibank N.A. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantor, the lenders from time to time party thereto, the Administrative Agent and certain other parties thereto are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015 (as amended by that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, as further amended by that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of September 22, 2016, as further amended by that certain Third Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of June 14, 2017, as further amended by that certain Fourth Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of August 21, 2017, and as further amended, amended and restated, supplemented or otherwise modified to but not including the Fifth Amendment Effective Date (as defined below), the “Credit Agreement”);
WHEREAS, pursuant to Section 2.27 of the Credit Agreement, the Borrower may request the establishment of one or more Incremental Term Loan Commitments, subject to and on the terms and conditions provided therein;
WHEREAS, the Borrower hereby notifies the Administrative Agent of its request for Incremental Term Loan Commitments (the “2018 Incremental Term Loan Commitment”) for $500,000,000 of Incremental Term Loans (the “2018 Incremental Term Loans”) to be made available by the 2018 Incremental Term Loan Lender (as defined below) with respect to such 2018 Incremental Term Loans in the amount specified therefor on Schedule 1 hereto and requests that the Administrative Agent waive any applicable notice period otherwise required by Section 2.27(a)(i) of the Credit Agreement;
WHEREAS, the 2018 Incremental Term Loan Lender (as defined below) is willing to provide the 2018 Incremental Term Loan Commitment in the amount set forth opposite its name in Schedule 1 hereto, subject to and on the terms and conditions set forth herein and in the Credit Agreement;
WHEREAS, the Borrower wishes to (a) incur the 2018 Incremental Term Loans and (b) make certain amendments to the Credit Agreement to provide for the incurrence of the 2018 Incremental Term Loans; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Credit Agreement Amendments. Effective as of the Fifth Amendment Effective Date (as defined below):
(a)    The Credit Agreement is hereby amended as follows:
(ii)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:
“2018 Incremental Term Loan Commitment” shall mean the Term Loan Commitment of the 2018 Incremental Term Loan Lender to make the 2018 Incremental Term Loans.
“2018 Incremental Term Loan Commitment Schedule” shall mean the schedule of 2018 Incremental Term Loan Commitments of the 2018 Incremental Term Lender provided to the Borrower on the Fifth Amendment Effective Date by the Administrative Agent pursuant to the Fifth Amendment.
“2018 Incremental Term Loan Lender” means JPMORGAN CHASE BANK, N.A.
“2018 Incremental Term Loans” shall be the Term Loans incurred pursuant to the Fifth Amendment.
“Fifth Amendment” shall mean the Fifth Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of September 17, 2018, by and among Parent, the Borrower, the Administrative Agent, the 2018 Incremental Term Loan Lender and Citibank N.A., in its capacity as the Administrative Agent.
“Fifth Amendment Effective Date” shall have the meaning provided in the Fifth Amendment.
(iii)    The definition of “2017 Replacement Term Loans” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“2017 Replacement Term Loans” shall be the Term Loans incurred pursuant to the Third Amendment on the Third Amendment Effective date and after the Fifth Amendment Effective Date, shall include the 2018 Incremental Term Loans. The aggregate principal amount of 2017 Replacement Term Loans outstanding immediately after giving effect to the 2018 Incremental Term Loans incurred and funded on the Fifth Amendment Effective Date is $1,227,500,000.00.

(iv)    The definition of “Class” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such definition:
For the avoidance of doubt, on and after the Fifth Amendment Effective Date, the 2018 Incremental Term Loans shall be considered part of the same Class as the 2017 Replacement Term Loans.
(v)    The definition of “Term Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Term Loan Commitment” shall mean the commitment of each Term Lender to make Term Loans hereunder and, (i) in the case of the 2017 Replacement Term Loans issued on the Third Amendment Effective Date, in an aggregate principal amount not to exceed the amount set forth under the heading “2017 Replacement Term Loan Commitment” opposite its name in the 2017 Replacement Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof and (ii) in the case of the 2018 Incremental Term Loans, in an aggregate principal amount not to exceed the amount set forth under the heading “2018 Incremental Term Loan Commitment” opposite its name in the 2018 Incremental Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the 2017 Replacement Term Loan Commitments as of the Third Amendment Effective Date was $735,000,000. The aggregate amount of the 2018 Incremental Term Loan Commitments as of the Fifth Amendment Effective Date is $500,000,000.
(vi)    Section 2.01(b) is hereby amended and restated in its entirety as follows:
Term Loan Commitments. On the Fifth Amendment Effective Date, the 2018 Incremental Term Loan Lender agrees to make to the Borrower the 2018 Incremental Term Loans denominated in Dollars in an aggregate principal amount equal to the 2018 Incremental Term Loan Lender’s Incremental Term Loan Commitment in accordance with the terms and conditions of the Fifth Amendment.
(vii)    Section 2.10(b) is hereby amended and restated in its entirety as follows:
The principal amounts of the 2017 Replacement Term Loans shall be repaid in consecutive annual installments (each, an “Installment”) as follows on each anniversary of the Closing Date occurring prior to the Term Loan Maturity Date with respect to such 2017 Replacement Term Loans:

Date	Amount
Each October 10, prior to October 10, 2018.	$7,500,000.00
Each October 10 prior to the Term Loan Maturity Date, beginning with October 10, 2018.	$12,654,639.18
Notwithstanding the foregoing, (1) such Installments shall be reduced in connection with any mandatory or voluntary prepayments of the 2017 Replacement Term Loans in accordance with Sections 2.12 and 2.13, as applicable, and (2) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Term Loan Termination Date.
(viii)    Section 2.13(d) is hereby amended by replacing “Third Amendment Effective Date” where it appears with “Fifth Amendment Effective Date”.
Notwithstanding anything in this Fifth Amendment or the Credit Agreement to the contrary, the Administrative Agent hereby waives the minimum notice required by Section 2.27(a) of the Credit Agreement in connection with the establishment of the 2018 Incremental Term Loan Commitment.
SECTION TWO - Titles and Roles. The parties hereto agree that, as of the Fifth Amendment Effective Date and in connection with the Fifth Amendment:
(a)JPMCB, Citi, Barclays, CS, DBSI, GS, ICBC, ML, MS, BNP Securities, CA-CIB, Standard, SMBC, US Bank and TCB (each as defined in the Engagement Letter dated September 4, 2018, by and between, inter alios, the Borrower and the Lead Arrangers (as defined below) (the “Engagement Letter”)) and any permitted assignees under the Engagement Letter, shall be designated as, and perform the roles associated with, a lead arranger and bookrunner (in such capacity, collectively, the “Lead Arrangers”).
For the avoidance of doubt, the provisions of Section 10.04 of the Credit Agreement shall apply to, and inure to the benefit of, each Lead Arranger in connection with their respective roles hereunder.
SECTION THREE - Conditions to Effectiveness. The provisions of Section One of this Fifth Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:
(a)    The Borrower, the Guarantor, the Administrative Agent and the 2018 Incremental Term Loan Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005, attention: Joshua Forman;

(b)    all reasonable invoiced out-of-pocket expenses incurred by the Lenders and the Administrative Agent pursuant to Section 10.04 of the Credit Agreement or the Engagement Letter (including the reasonable and documented fees, charges and disbursements of counsel) and all accrued and unpaid fees, owing and payable (including any fees agreed to in connection with this Fifth Amendment) shall have been paid to the extent invoiced at least two (2) Business Days prior to the Fifth Amendment Effective Date (or such shorter period as may be agreed by the Borrower);
(c)    the Administrative Agent shall have received an Officer’s Certificate certifying as to the Collateral Coverage Ratio and Liquidity in accordance with Section 2.27(b)(iii) and 4.02(d) of the Credit Agreement;
(d)    the Administrative Agent shall have received a customary written opinion of Latham & Watkins LLP, special counsel for the Borrower and the Guarantor addressed to the Administrative Agent and the 2018 Incremental Term Loan Lenders party hereto, and dated the Fifth Amendment Effective Date;
(e)    the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or similar Responsible Officer), dated the Fifth Amendment Effective Date (i) certifying as to the incumbency and specimen signature of each Responsible Officer of the Borrower and the Guarantor executing this Fifth Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification of another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (e)), (ii) attaching each constitutional document of each Loan Party or certifying that each constitutional document of each Loan Party previously delivered to the Administrative Agent has not been amended, supplemented, rescinded or otherwise modified and remains in full force and effect as of the date hereof, (iii) attaching resolutions of each Loan Party approving the transactions contemplated by the Fifth Amendment and (iv) attaching a certificate of good standing for the Borrower and the Guarantor of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction);
(f)    the Administrative Agent shall have received an Officer’s Certificate certifying (A) the truth in all material respects of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) as though made on the date hereof, or, in the case of any such representation and warranty that relates to a specified date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality; and provided, further, that for purposes of this Section 3(f), the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2017, included in Parent’s Annual Report on Form 10-K for 2017 (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarters ended March 31, 2018 and June 30, 2018, Annual Report on Form 10-K for 2017 and Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2017 by Parent with the SEC) shall be true and correct in all respects as of the applicable date, before and after giving effect to this Fifth Amendment and (B) as to the absence of any event occurring and continuing, or resulting from this Fifth Amendment on, the Fifth Amendment Effective Date, that constitutes a Default or Event of Default;
(g)    the conditions to the establishment of the 2018 Incremental Term Loan Commitment pursuant to this Fifth Amendment set forth in Section 2.27(b)(i) and (ii) of the Credit Agreement shall have been satisfied; and
(h)    the Administrative Agent shall have received a Loan Request delivered in compliance with Section 2.03(b) of the Credit Agreement not later than 1:00 p.m. New York City time one (1) Business Day before the Fifth Amendment Effective Date or such shorter time as the Administrative Agent may agree.
SECTION FOUR - No Default; Representations and Warranties. In order to induce the 2018 Incremental Term Loan Lenders and the Administrative Agent to enter into this Fifth Amendment, the Borrower represents and warrants to the 2018 Incremental Term Loan Lender and the Administrative Agent that, on and as of the date hereof after giving effect to this Fifth Amendment, (i) no Default or Event of Default has occurred and is continuing or would result from giving effect to this Fifth Amendment and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality; and provided, further, that for purposes of this Section 4, the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2017, included in Parent’s Annual Report on Form 10-K for 2017 (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarters ended March 31, 2018 and June 30, 2018, Annual Report on Form 10-K for 2017 and Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2017 by Parent with the SEC) shall be true and correct in all respects as of the applicable date, before and after giving effect to this Fifth Amendment.
SECTION FIVE - Confirmation. The Borrower and the Guarantor hereby confirm that all of their obligations under the Credit Agreement (as amended hereby) are, and shall continue to be, in full force and effect. The parties hereto (i) confirm and agree that the term “Obligations” and “Guaranteed Obligations” as used in the Credit Agreement and the other Loan Documents shall include, without limitation, all obligations of the Borrower with respect to the 2018 Incremental Term Loans (after giving effect to this Fifth Amendment) and all obligations of the Guarantor with respect to the guarantee of such obligations, respectively, and (ii) reaffirm the grant of Liens on the Collateral to secure the Obligations (including the Obligations under the 2018 Incremental Term Loans incurred pursuant to this Fifth Amendment) pursuant to the Collateral Documents.
SECTION SIX - Reference to and Effect on the Credit Agreement. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Fifth Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Fifth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Fifth Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION SEVEN - Execution in Counterparts. This Fifth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.
SECTION EIGHT - Governing Law. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION NINE - Miscellaneous.    (a) The provisions set forth in Sections 10.03, 10.04, 10.05(b)-(d), 10.09, 10.10, 10.11, 10.13, 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated mutatis mutandis herein by reference thereto as fully and to the same extent as if set forth herein.
(b)    For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Fifth Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the Term Loan Facility as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the day and year first above written.
AMERICAN AIRLINES, INC., as the Borrower
By:    /s/ Thomas T. Weir
    Name: Thomas T. Weir
    Title: Vice President and Treasurer
AMERICAN AIRLINES GROUP INC., as Parent and Guarantor
By:     /s/ Thomas T. Weir
    Name: Thomas T. Weir
    Title: Vice President and Treasurer

[Fifth Amendment to Amended and Restated Credit and Guaranty Agreement]

CITIBANK N.A.,
as Administrative Agent
By:     /s/ Matthew Burke
Name: Matthew Burke
Title: Managing Director and Vice President

[Fifth Amendment to Amended and Restated Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A.,
as 2018 Incremental Term Loan Lender
By:     /s/ Cristina Caviness
Name: Cristina Caviness
Title: Vice President

[Fifth Amendment to Amended and Restated Credit and Guaranty Agreement]

Schedule 1
2018 Incremental Term Loan Commitment

Name of Bank	2018 Incremental Term Loan Commitment
JPMorgan Chase Bank, N.A.	$500,000,000.00
Total	$500,000,000.00